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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 9, 2002
                Date of Report: (Date of earliest event reported)


                         Commission File Number: 0-19024




                                 FRONTSTEP, INC.
             (Exact name of registrant as specified in its charter)


              OHIO                                     31-1083175
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

       2800 CORPORATE EXCHANGE DRIVE
              COLUMBUS, OHIO                            43231
 (Address of principal executive offices)             (Zip Code)


                                 (614) 523-7000
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

         On March 7, 2002, the Company issued its warrants and 10% subordinated notes in the aggregate principal amount of $1.5 million (the "Initial Notes") in a private placement to certain of its preferred shareholders, including Fallen Angel Equity Fund and entities affiliated with Morgan Stanley, and two other shareholders and directors of the Company, Lawrence J. Fox and James A. Rutherford (collectively, the "Investors"), pursuant to a Securities Purchase Agreement dated March 7, 2002 (the "Original Agreement"). The March transaction was part of an agreement by the Investors, subject to certain conditions, to provide a total of $5 million of funding to the Company. The proposed financing was first publicly announced on February 14, 2002, in a press release issued by the Company, a copy of which was included as an exhibit to the Company's Form 8-K dated March 7, 2002 filed with the Securities and Exchange Commission. Under the Original Agreement, the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase, subject to certain conditions, including the approval of the Company's shareholders, in the aggregate the remaining $3.5 million principal amount of 10% subordinated convertible notes due May 10, 2004 (the "Convertible Notes").

         On June 20, 2002, shareholders of the Company approved the issuance of the Convertible Notes, the issuance of common shares upon conversion of the Initial Notes and the issuance of that portion of the warrants issued in March 2002 to Mr. Fox and Mr. Rutherford. On July 9, 2002, the Company and the Investors entered into Amendment Number One to the Original Agreement (the "Amendment") and completed the closing of the Convertible Notes transaction. The closing constituted the "Convertible Closing" as such term is defined in the Original Agreement and, therefore, as a result of the closing, the Initial Notes became convertible into common shares of the Company, at the election of the holders, at a conversion price of $2.4876 per share at any time after July 9, 2002. In addition, the Amendment permits the Company to issue up to $3.5 million in principal amount of Convertible Notes to the Investors as required to satisfy the Company's working capital requirements upon a determination by the Company's Board of Directors that additional funding for such purpose is needed. All other conditions precedent to the Investors obligations to purchase the Convertible Notes have been satisfied. At the present time, other than the Initial Notes, no Notes have been issued by the Company to the Investors.

         Copies of the Amendment and a press release issued by the Company on July 10, 2002 to announce the Convertible Notes closing are included as exhibits to this filing.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Not applicable.


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(b)      Not applicable.

(c)      Exhibits.

         The following exhibits are filed with this Form 8-K:

         10 Amendment Number One to Securities Purchase Agreement dated as of July 9, 2002

         99(a)    Text of press release dated July 10, 2002






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRONTSTEP, INC.


Dated:   July 15, 2002              By:  /s/ Daniel P. Buettin
                                         ------------------------------------
                                         Daniel P. Buettin
                                         Vice President and Chief Financial
                                         Officer
                                         (on behalf of the Registrant and as
                                         Principal Financial Officer)










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                                INDEX TO EXHIBITS


Exhibit Number   Description of Exhibit                                Page
--------------   ----------------------                                ----

    10           Amendment Number One to Securities Purchase       Filed herein
                 Agreement dated as of July 9, 2002


    99(a)        Text of press release dated February 14, 2002.    Filed herein






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